                                                                     EXHIBIT 4
                                                                     ---------

                              FORM OF CERTIFICATE
                              -------------------
                              (FACE OF DEBENTURE)

Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


5 7/8% DUE FEBRUARY 15, 2006                      5 7/8% DUE FEBRUARY 15, 2006

          REGISTERED                                      REGISTERED
            Number

RA  ------------------------                      ----------------------------

                                                  CUSIP # 694032 AX9
                                                  See reverse side for
                                                  certain definitions

                                 PACIFIC*BELL
                           A Pacific Telesis Company
                    5 7/8% DEBENTURE DUE FEBRUARY 15, 2006

Pacific Bell, a California corporation (herein referred to as the "Company"), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal sum of ________________________________ _______________ DOLLARS at the office or agency of the Company in the City and County of San Francisco, State of California, on February 15, 2006 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on August 15 and February 15 (provided, however, that the first payment of interest is due on August 15, 1996) on said principal sum at the rate per annum specified in the title of this Debenture, at said office or agency, in like coin or currency, from the fifteenth day of February or August, as the case may be, to which interest on Debentures has been paid preceding the date hereof (unless the date hereof is an August 15 or a February 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, which is due on August 15, 1996, in which case from February 6, 1996) until payment of said principal sum has been made or duly provided for; provided,







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


however, that payment of interest may be made at the option of the Company by check or draft mailed to the address of the person entitled thereto at such address as shall appear on the Debenture register. Notwithstanding the foregoing, unless this Debenture shall be authenticated at a time when there is an existing default in the payment of interest on the Debentures, if the date hereof is after August 1 and before the next following August 15 or is after February 1 and before the next following February 15 this Debenture shall bear interest from such August 15 or February 15 (unless the date hereof is prior to the first payment of interest, which is due on August 15, 1996, in which case from February 6, 1996); provided, however, that if the Company shall default in the payment of interest due on such August 15 or February 15 then this Debenture shall bear interest from the next preceding February 15 or August 15, as the case may be. The interest so payable on any August 15 or February 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture shall be registered at the close of business on the August 1 prior to such August 15 or the February 1 prior to such February 15, unless such August 1 or February 1 shall not be a business day, in which event on the business day next preceding.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall not be valid or become obligatory for any purpose until the appropriate certificate of authentication hereon shall have been executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, PACIFIC BELL HAS CAUSED THIS INSTRUMENT TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND HAS CAUSED ITS CORPORATE SEAL TO BE AFFIXED HEREUNTO OR IMPRINTED HEREON.

                                                  PACIFIC BELL
Dated:
                                             By
       CERTIFICATE OF AUTHENTICATION              ------------------------
  This is one of the Debentures described         James S. Hamasaki
    in the within-mentioned Indenture.            Vice President and
FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION   General Counsel
                          as Trustee,
By
                                                  ------------------------
---------------------------                       Duane G. Henry
     Authorized Signature        (SEAL)           Assistant Secretary


AGENCY FOR TRANSFER, EXCHANGE
AND PAYMENT: FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION
(SAN FRANCISCO, CALIFORNIA)






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


                            (REVERSE OF DEBENTURE)

                                 PACIFIC BELL

This Debenture is one of a duly authorized series of an issue of debt securities (herein referred to as the "Securities") of the Company, designated as set forth on the face hereof (herein referred to as the "Debentures"). The Debentures are limited to the aggregate principal amount of $250,000,000, all issued or to be issued under and pursuant to an indenture dated as of April 7, 1993 (herein referred to as the "Indenture"), between the Company and First Trust of California, National Association, Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Debentures.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting, subject to certain exceptions, the Indenture or the Securities to be amended or supplemented by the Company and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision to be waived with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class). However, without the consent of each holder of Securities affected, an amendment or waiver may not (i) reduce the amount of each such series of Securities whose holders must consent to an amendment or waiver; (ii) reduce the rate of or change the time for payment of interest on any Security; (iii) reduce the principal of or change the fixed maturity of any Security; (iv) waive a default in the payment of the principal of or interest on any Security; (v) make any Security payable in money other than that stated in the Security; or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Security. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of any series of Securities at the time outstanding may, on behalf of the holders of all of the Securities of such series, waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the holder of any Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Security issued upon the transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation of such consent or waiver is made upon such Security or such other Security.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

The Debentures are not redeemable.

Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company referred to on the face hereof, a new Debenture or Debentures, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Ownership of the Debentures shall be proved by the register for the Debentures kept at the above-mentioned office or agency of the Company. The Company, the Trustee and any agent of the Company may treat the person in whose name a Debenture is registered as the absolute owner thereof for all purposes.

No recourse shall be had for the payment of the principal of or the interest on this Debenture or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Debentures of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof provided that this Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture.



This Debenture shall be deemed a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of said State.

                           ------------------------












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


------------------------------------------------------------------------------
The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM                       -  as tenants in common
TEN ENT                       -  as tenants by the entireties
JT TEN                        -  as joint  tenants with right  of survivorship
                                 and not as tenants in common
(Name) CUST (Name) UNIF       -  (Name) as Custodian for (Name)
GIFT MIN ACT (State)             under the (State) Uniform
                                 Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.
-----------------------------------------------------------------------------

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

____________________________________________________________________________
             PLEASE INSERT TAXPAYER-IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________
  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

____________________________________________________________________________

____________________________________________________________________________
the within Debenture of PACIFIC BELL and hereby irrevocably constitutes and appoints

_________________________________________________________________  Attorney to
transfer said Debenture on the books of said Company.

Dated _______________________________

____________________________________________________________________________
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE DEBENTURE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A BROKERAGE FIRM OR A FINANCIAL INSTITUTION THAT IS A MEMBER OF AN APPROVED MEDALLION PROGRAM, SUCH AS SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (STAMP), STOCK EXCHANGES MEDALLION PROGRAM (SEMP) OR NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (MSP).













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